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                                                                 EXECUTION COPY

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                             FLEMING COMPANIES, INC.



                            SENIOR SUBORDINATED NOTES

                          REGISTRATION RIGHTS AGREEMENT



                                  JULY 25, 1997


                            BEAR, STEARNS & CO. INC.

                             CHASE SECURITIES INC.

                          BANCAMERICA SECURITIES, INC.

                   SOCIETE GENERALE SECURITIES CORPORATION




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                                       2

          This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of July __, 1997, by and among Fleming Companies, Inc. (the "COMPANY"), an Oklahoma corporation, the Subsidiary Guarantors (as defined below), Bear, Stearns & Co. Inc., Chase Securities Inc., BancAmerica Securities, Inc. and Societe Generale Securities Corporation (the "INITIAL PURCHASERS").

          This Agreement is made pursuant to the Purchase Agreement, dated July 18, 1997 (the "PURCHASE AGREEMENT"), by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, which provides for the purchase by the Initial Purchasers of the Company's 10 1/2% Senior Subordinated Notes due 2004 and 10 5/8% Senior Subordinated Notes due 2007 (collectively the "NOTES"). In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement.

          The parties hereby agree as follows:

SECTION 1.     DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          ACT:  The Securities Act of 1933, as amended.

          ADVICE:  As defined in Section 6(c) hereof.

          BROKER-DEALER:  Any broker or dealer registered under the Exchange
                          Act.

          CERTIFICATED NOTES:  As defined in the Indentures.

          CLOSING DATE:  The date of this Agreement.

          COMMISSION:  The Securities and Exchange Commission.

          CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Senior Subordinated Notes, and the Note Guarantees thereof to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to
Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Series B Senior Subordinated Notes, and the Note Guarantees thereof in the same aggregate principal amount as the aggregate

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                                       3

principal amount of Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

          DAMAGES PAYMENT DATE: With respect to the Notes, each Interest Payment Date.

          EFFECTIVENESS TARGET DATE:  As defined in Section 5.

          EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

          EXCHANGE OFFER: The registration by the Company under the Act of the Series B Senior Subordinated Notes, and the Note Guarantees thereof, pursuant to a Registration Statement in which the Company and the Subsidiary Guarantors shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Senior Subordinated Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

          EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

          EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Act.

          GLOBAL NOTE HOLDER:  As defined in the Indentures.

          HOLDERS:  As defined in Section 2(b) hereof.

          INDENTURES: The Indentures, dated as of July 25, 1997, among the Company, the Subsidiary Guarantors and Manufacturers and Traders Trust Company, as trustee (the "TRUSTEES"), pursuant to which the Senior Subordinated Notes are to be issued, as such Indentures are amended or supplemented from time to time in accordance with the terms thereof.

          INITIAL PURCHASERS:  As defined in the preamble hereto.

          INTEREST PAYMENT DATE: As defined in the Indentures and the Senior Subordinated Notes.

          LIQUIDATED DAMAGES:  As defined in Section 5 hereof.

          NASD:  National Association of Securities Dealers, Inc.

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                                       4

          NOTE GUARANTEES: The joint and several guarantee by each of the Subsidiary Guarantors, of the obligations of the Company pursuant to the Indentures.

          NOTES: The Company's 10 1/2% Senior Subordinated Notes due 2004 and the 10 5/8% Senior Subordinated Notes due 2007 to be sold to the Initial Purchasers pursuant to the Purchase Agreement and under the Indentures.

          PERSON: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          PROSPECTUS: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          RECORD HOLDER: With respect to any Damages Payment Date relating to Senior Subordinated Notes, each Person who is a Holder of Senior Subordinated Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

          REGISTRATION DEFAULT:  As defined in Section 5 hereof.

          REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Series B Senior Subordinated Notes, and the Note Guarantees thereof, pursuant to the Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          SENIOR SUBORDINATED NOTES: The Notes and the Series B Senior Subordinated Notes including the Note Guarantees thereof.

          SERIES B SENIOR SUBORDINATED NOTES: The Company's 10 1/2% Series B Senior Subordinated Notes due 2004 and 10 5/8% Series B Senior Subordinated Notes due 2007 to be issued pursuant to the Indentures in the Exchange Offer.

          SHELF FILING DEADLINE:  As defined in Section 4 hereof.

          SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

          SUBSIDIARY GUARANTOR: Each Wholly Owned Restricted Subsidiary of the Company (as defined in the Indentures) required to execute a Note Guarantee on the Notes under the

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                                       5

Indentures. References in this Agreement to the Company shall include any Subsidiary Guarantor, unless the context requires otherwise.

          TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indentures.

          TRANSFER RESTRICTED SECURITIES: Each Senior Subordinated Note, until the earliest to occur of (a) the date on which such Senior Subordinated Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Senior Subordinated Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Senior Subordinated Note is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

          UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.     SECURITIES SUBJECT TO THIS AGREEMENT

          (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.


SECTION 3.     REGISTERED EXCHANGE OFFER

          (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Subsidiary Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date, a Registration Statement under the Act relating to the Series B Senior Subordinated Notes and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such

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                                       6

Registration Statement and (C) cause all necessary filings, it any, in connection with the registration and qualification of the Series B Senior Subordinated Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, except as would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Registration Statement, Exchange Offer or Exempt Resales, in any jurisdiction where it is not now so subject and
(iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Series B Senior Subordinated Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Series B Senior Subordinated Notes held by Broker-Dealers as contemplated by Section 3(c) below.

          (b) The Company and the Subsidiary Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. Without the consent of the Initial Purchasers, no securities other than the Series B Senior Subordinated Notes shall be included in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors shall use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than the earlier of 180 days after the Closing Date or 45 days after the Exchange Offer Registration Statement has become effective.

          (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or an affiliate of the Company), may exchange such Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Senior Subordinated Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Series B Senior Subordinated Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

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                                       7

          Any Broker-Dealer subject to a prospectus delivery requirement as described in the immediately preceding paragraph must certify, on or before the date the Exchange Offer is Consummated, to the Initial Purchasers and the Company in writing that it is such a Broker-Dealer. In connection with any of the Company's obligations herein to such Broker-Dealers, the Company shall be obliged to deal with only one entity representing the Broker-Dealers, which shall be Bear, Stearns & Co. Inc. The Company and the Subsidiary Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Series B Senior Subordinated Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated.

          The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180 day period in order to facilitate such resales. Any Holder who is a Broker-Dealer using the Exchange Offer Prospectus for resales shall promptly notify the Company when it has disposed of all its Series B Senior Subordinated Notes subject to a prospectus delivery requirement.


SECTION 4.     SHELF REGISTRATION

          (a) SHELF REGISTRATION. If (i) the Company and the Subsidiary Guarantors are not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Initial Purchaser holding Transfer Restricted Securities shall notify the Company within 20 business days after the Consummation of the Exchange Offer that such Initial Purchaser is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (iii) the Exchange Offer is not for any other reason consummated within 180 days of the date of the Indentures, then the Company and the Subsidiary Guarantors shall:

               (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT") on or prior to the earliest to occur of (1) the 60th day after the date on which the Company and the Subsidiary Guarantors determine that they are not required to file the Exchange Offer Registration Statement or to Consummate the Exchange Offer, (2) the 60th day after the date on which the Company receives notice from an Initial Purchaser as contemplated by clause (ii) above, and (3) the 180th day after the Closing Date (such earliest date being the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of

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                                       8

     all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

               (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

The Company and the Subsidiary Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Senior Subordinated Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the date of the Indentures or such shorter period that will terminate when all securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

          (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless such Holder shall have timely provided all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. Any Holder using the Shelf Registration Statement Prospectus for resales shall promptly notify the Company when it has disposed of all its Transfer Restricted Securities subject to such Registration Statement.


SECTION 5.     LIQUIDATED DAMAGES

          (a) If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within the earlier of 180 days after the Closing Date or 45 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this

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                                       9

Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), liquidated damages payable by the Company
("Liquidated Damages") will accrue on the Notes from and including the day after such Registration Default occurs but excluding the date such Registration Default is cured. In each case, such Liquidated Damages will be payable in cash semiannually in arrears, with the first semiannual payment due on the Damages Payment Date following the date from which Liquidated Damages begin to accrue, and will accrue, under each circumstance set forth above at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Notes (or the Series B Senior Subordinated Notes) upon the occurrence of each such circumstance, which Liquidated Damages will increase by one-quarter of one percent (0.25%) for each 90-day period that such Liquidated Damages continue to accrue under any circumstance, up to an aggregate maximum equal to one percent (1.00%) per annum.

          (b) Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, or the Consummation of the Exchange Offer, as the case may be, the accrual of Liquidated Damages shall cease. Upon the effectiveness of a Shelf Registration Statement, the accrual of Liquidated Damages shall cease, from and as of the date of such effectiveness. Notwithstanding the foregoing, the Company (i) shall not be required to amend or supplement the Shelf Registration Statement, any related prospectus or any document incorporated therein by reference and (ii) may suspend the effectiveness of any such Shelf Registration Statement in the event that, and for a period not to exceed, for so long as this Agreement is in effect, an aggregate of 90 days in any one calendar year if any event shall occur as a result of which it shall be necessary, in the good faith determination of the Company's board of directors, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that any such suspension shall not relieve the Company from its obligation to pay Liquidated Damages.

          (c) The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an "EVENT DATE"). All Liquidated Damages shall be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the day following the applicable Event Date.

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                                      10

          All obligations of the Company and the Subsidiary Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time it ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.


SECTION 6.     REGISTRATION PROCEDURES

          (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange, and shall comply with all of the following provisions:

               (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees, to the extent reasonably practicable, to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Subsidiary Guarantors to Consummate an Exchange Offer for the Notes. The Company and the Subsidiary Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Subsidiary Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission staff, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

               (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate, directly or indirectly, of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Senior Subordinated Notes to be issued in the Exchange Offer, (C) it is acquiring the Series B Senior Subordinated Notes in its ordinary course of business and (D) it is not acting on behalf of any Person who could not make the foregoing representations. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. As a further condition to participation in the Exchange Offer, each Holder shall also acknowledge and agree that any Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1)

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                                      11

     could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING (available July 2, 1993), and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Senior Subordinated Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

               (iii)  Prior to effectiveness of the Exchange Offer
     Registration Statement, the Company and the Subsidiary Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Subsidiary Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that neither the Company, any Subsidiary Guarantor, nor any of their respective affiliates have entered into any arrangement or understanding with any Person to distribute the Series B Senior Subordinated Notes to be received in the Exchange Offer and that, to the best of the Company and Subsidiary Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Senior Subordinated Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Senior Subordinated Notes received in the Exchange Offer.

          (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Subsidiary Guarantors shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Subsidiary Guarantors will prepare and file with the Commission a Shelf Registration Statement relating to the Registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

          (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted

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                                      12

Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Senior Subordinated Notes by Broker-Dealers), the Company and the Subsidiary Guarantors shall:

               (i) prepare and file with the Commission a Registration Statement or Registration Statements as prescribed in Sections 3 and 4 within the relevant time periods specified in Sections 3 or 4, as the case may be, on the appropriate form under the Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith;

               (ii) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Subsidiary Guarantors shall promptly take steps to correct any such misstatement or omission and cause such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (iii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and to file such Prospectus supplement pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iv) in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective,

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                                      13

     (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission or other regulatory authority of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, each of the Company and the Subsidiary Guarantors shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (v) in the case of a Shelf Registration Statement, furnish to each of the selling Holders covered by any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five business days, and the Company and the Subsidiary Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (vi) in the case of a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, if practicable, provide copies of such document to the selling Holders covered by such Registration Statement and to the underwriter(s) in connection with such sale, if any, and make the Company and the Subsidiary Guarantors' representatives available for discussion of such document and other customary due diligence matters on reasonable prior notice;

          (vii) make available at reasonable times, in connection with the performance of customary business, legal, financial and accounting due diligence, for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors and cause the Company and the Subsidiary Guarantors' officers, directors and employees, as applicable, to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

          (viii) in the case of a Shelf Registration Statement, if requested by any selling Holders covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (ix) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Senior Subordinated Notes covered thereby or the underwriters), if any, unless the Transfer-Restricted Securities are already so rated:

          (x) furnish, upon request, to each selling Holder covered by such Registration Statement, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (xi) deliver to each selling Holder and to each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto, PROVIDED that the Company has not advised such Persons otherwise pursuant to Section 6(c)(iii);

          (xii) in the case of a Shelf Registration Statement, enter into such customary agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any other Holders of a majority of the Transfer Restricted Securities initially covered by the Shelf Registration Statement or underwriter in connection with any sale or resale, the Company shall:

               (A) furnish to the Initial Purchasers, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

                    (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed on behalf of the Company by
               (y) the Chief Executive Officer, President or any Vice President and (z) a principal financial or accounting officer of the Company, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the date thereof, the matters set forth in paragraphs (e), (g) and (h) of Section 5 of the Purchase Agreement and such other matters as such parties may reasonably request;

                    (2) an opinion or opinions, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company covering the matters set forth in Exhibits B-1 and B-2 to the Purchase Agreement and such other matters as such parties may reasonably request, and, in any event, including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company and the Subsidiary Guarantors, and the Initial Purchasers' representatives and their counsel, at which the contents of the Registration Statement and related matters were discussed, and although such counsel has not undertaken to investigate or verify independently and does not assume any responsibility for the accuracy, completeness or fairness of statements contained in the Registration Statement, and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company and the Subsidiary Guarantors), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein, as to which counsel need not express any opinion); and

                    (3) provided that the requesting Holders, underwriters, if any, or other such financial intermediary furnish the undertaking required in SAS 72, if required, a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(d) of the Purchase Agreement, without exception:

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xii), if any.

          (xiii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted

     Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that the Company or any Subsidiary Guarantor shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiv)   in connection with any sale of Transfer Restricted
     Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriters;

          (xv) if any fact or event contemplated by clause 6(c)(iv)(D) hereof shall exist or has occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xvi) provide a CUSIP number for all Series B Senior Subordinated Notes not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Series B Senior Subordinated Notes which are in a form eligible for deposit with The Depository Trust Company;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

          (xviii) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as they are able, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing with the first fiscal quarter after the date on which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such Underwritten Offering, beginning with the first fiscal quarter commencing after the effective date of the Registration Statement; and

          (xix) cause the Indentures to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Senior Subordinated Notes to effect such changes to the Indentures as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indentures to be so qualified in a timely manner.

          Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xi) hereof, or until it is advised in writing (the "ADVICE)" by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iv)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xi) hereof or shall have received the Advice.

SECTION 7.  REGISTRATION EXPENSES

          (a) All expenses incident to the Company and Subsidiary Guarantors' performance of or compliance with this Agreement will be borne by the Company and Subsidiary Guarantors regardless of whether a Registration Statement becomes effective, including without limitation: (1) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Senior Subordinated Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company and Subsidiary Guarantors will have no obligation hereunder to pay any underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder. The Company and Subsidiary Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for one-half of the reasonable fees and disbursements of not more than one counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.  INDEMNIFICATION

          (a) The Company and the Subsidiary Guarantors agree to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling Person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Holder and each controlling person for any legal or other expenses reasonably incurred by such Holder or such controlling person or the respective officers, directors, partners, employees, representatives and agents of each Initial Purchaser or any controlling person to the fullest extent lawful in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (i) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders or underwriters expressly for use therein or (ii) is caused by any untrue statement or omission, or any alleged untrue statement or omission, made in a Prospectus but eliminated or remedied in a subsequent Prospectus, if (A) the Company shall have previously furnished copies thereof to the Holders in accordance with this Agreement, (B) a copy of the Prospectus was not sent or given by such Holders or on their behalf to the Person asserting such losses, liabilities, claims or damages at or prior to the written confirmation of the sale of the Senior Subordinated Notes to such Person, (C) such subsequent Prospectus would have completely corrected such untrue statement or omission, and (D) the matters set forth in clauses (A), (B) and (C) are found to have occurred pursuant to a final judgment of a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have, including under this Agreement.

          (b) Each Holder, including the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless (i) each of the Company or any Subsidiary Guarantors, (ii) each Person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and (iii) their respective officers, directors, partners, members, employees, representatives and agents or any controlling Person to the fullest extent lawful from and against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Holder expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; PROVIDED, HOWEVER, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the Company and Subsidiary Guarantors or is insufficient to hold harmless a party indemnified thereunder, the Company and the Subsidiary Guarantors, on the one hand, and the Holders, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Subsidiary Guarantors, any contribution received by the Company and the Subsidiary Guarantors from Persons, other than the Holders, who may also be liable for contribution, including Persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, the Subsidiary Guarantors and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Subsidiary Guarantors, on one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect the relative fault of the Company and the Subsidiary Guarantors, on one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors, on one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or the Holders and the parties' relative intent, knowledge and access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Holder be required to contribute any amount in excess of the amount by which the total value of the Senior Subordinated Notes held by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, (A) each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, and (B) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling Person shall have the same rights to contribution as such Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

          (e) The obligations of the Company and each and every Subsidiary Guarantor hereunder shall be joint and several.

SECTION 9.  RULE 144A

          The Company and the Subsidiary Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements requested by the Persons entitled hereunder to request such arrangements and
(b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

          The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; PROVIDED, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12. MISCELLANEOUS

          (a) REMEDIES. The Company and each Subsidiary Guarantor agree that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of their breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. The Company and each Subsidiary Guarantor will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Subsidiary Guarantor has previously entered into any agreement granting any registration rights with respect to the Transfer Restricted Securities to any Person, except pursuant to this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company or Subsidiary Guarantors' securities under any agreement in effect on the date hereof.

          (c) ADJUSTMENTS AFFECTING THE SENIOR SUBORDINATED NOTES. The Company and the Subsidiary Guarantors, will not take any action, or permit any change to occur, with respect to the Senior Subordinated Notes that would materially and adversely affect the ability of the Holders to participate in the Exchange Offer.

          (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

          (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery.

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indentures, with a copy to the Registrar under the Indentures; and

               (ii)  if to the Company or any Subsidiary Guarantor:

                    Fleming Companies, Inc.
                    P.O. Box 26647
                    6301 Waterford Boulevard
                    Oklahoma City, Oklahoma  73216
                    Telecopier No.: (405) 840-7202
                    Attention: John M. Thompson

               With a copy to:

                    McAfee & Taft
                    Tenth Floor, Two Leadership Square
                    211 North Robinson
                    Oklahoma City, Oklahoma  73102-7101
                    Telecopier No.: (405) 235-0439
                    Attention:  Brice E. Tarzwell

               (iii) Notice to the Company shall be deemed notice to any and every Subsidiary Guarantor.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indentures.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) ENTIRE AGREEMENT. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company and the Subsidiary Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         BEAR, STEARNS & CO. INC.



                         By: /s/  J. Andrew Bugas
                             -----------------------------------
                            Name:  J. Andrew Bugas
                            Title: Senior Managing Director


                         CHASE SECURITIES INC.



                         By: /s/  James P. Casey
                             -----------------------------------
                            Name:  James P. Casey
                            Title: Managing Director


                         BANCAMERICA SECURITIES, INC.



                         By: /s/  Thomas J. McGrath
                             -----------------------------------
                            Name:  Thomas J. McGrath
                            Title: Managing Director


                         SOCIETE GENERALE SECURITIES CORPORATION



                         By: /s/  David M. Malcolm
                             -----------------------------------
                            Name:  David M. Malcolm
                            Title: Managing Director

                         FLEMING COMPANIES, INC.



                         By:  /s/ John M. Thompson
                             -----------------------------------
                            Name:  John M. Thompson
                            Title:  Vice President



                         ABCO MARKETS INC.
                         ABCO REALTY CORP.
                         FLEMING FOREIGN SALES CORPORATION
                         FLEMING INTERNATIONAL LTD.
                         FLEMING SUPERMARKETS OF FLORIDA, INC.
                         FLEMING TRANSPORTATION SERVICE, INC.
                         FLEMING WHOLESALE, INC.
                         GATEWAY INSURANCE AGENCY, INC.
                         LAS, INC.
                         PIGGLY WIGGLY COMPANY
                         PROGRESSIVE REALTY, INC.
                         RETAIL SUPERMARKETS, INC.
                         RFS MARKETING SERVICES, INC.
                         SCRIVNER TRANSPORTATION, INC.
                         SMARTRANS, INC.
                         UNIVERSITY FOODS, INC.

                         Each, a Subsidiary Guarantor



                         By:  /s/ John M. Thompson
                             -----------------------------------
                            Name:  John M. Thompson
                            Title:  Vice President